EXHIBIT 99.1

The CATO Corporation

                                           NEWS RELEASE

FOR IMMEDIATE RELEASE

For Further Information Contact:

            John R. Howe

            Executive Vice President

            Chief Financial Officer

            704-551-7315

CATO PROVIDES BUSINESS UPDATE RELATED TO CORONAVIRUS

CHARLOTTE, N.C. (April 6, 2020) –– The Cato Corporation (NYSE: CATO) today announced it will extend the closure of all brick and mortar stores, until further notice.  Company management will continue to assess the situation, market by market as additional guidance is issued from U.S. and local governments, as well as the Centers for Disease Control, as it develops its plan to reopen stores at a future date.

“We are taking decisive actions in the face of the uncertainties around the length and severity of the pandemic and its potential impact to the Company,” said John Cato, Chairman, President and Chief Executive Officer.  “It is a difficult decision to extend our store closures, but we are committed to protecting our customers, associates and communities we serve.  However, during this closure we will continue to serve our customers through our e-commerce sites catofashions.com and shopversona.com.”

As a result of the extended store closure, coupled with the North Carolina’s “Stay-at-Home” Executive Order impacting the Home Office, Cato has temporarily furloughed its store associates, a majority of distribution center associates, as well as additional corporate associates, whose work has been significantly reduced by the store closures.  At this time, those impacted will continue to receive enrolled benefits.

As part of the business response to COVID-19, the company has taken the following actions to protect our financial position during these challenging times:

8100 Denmark Road

P.O. Box 34216

Charlotte, NC   28234

(704) 554-8510

•         Temporarily discontinued monthly sales releases, until further notice,

•         Temporarily suspended the quarterly dividend,

•         Suspended hiring and eliminated all merit raises for 2020,

•         Drew down $30 million from our $35 million line of credit, in an effort to protect cash reserves,

•         Significantly decreased capital expenditures,

•         Delayed or cancelled some planned new store openings,

•         Continue to review non-payroll expenses across the business,

•         Managing inventory by aggressively cancelling and/or delaying merchandise to better align with anticipated sales,

•         Evaluating extending payment terms for vendor invoices and suspending rent payments,

•         Temporarily reduced CEO salary by 50%

•         Temporarily reduced Board fees by 50%.

•         Temporarily reducing other associates salaries by 25%, however not below $55,000.

“Given the extraordinary circumstances we are facing today we must operate with great care and discipline,” said Cato.  “We have taken difficult steps to safeguard the health of our company, looking forward to the day we can reopen our stores, welcoming back our associates and again serving our customers and the communities in which we are located.”

Statements in this press release not historical in nature including, without limitation, statements regarding the Company’s expected or estimated operational and financial results and potential impact of the coronavirus are considered “forward-looking” within the meaning of The Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on current expectations that are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those contemplated by the forward-looking statements.  Such factors include, but are not limited to, any actual or perceived deterioration in the conditions that drive consumer confidence and spending, including, but not limited to, prevailing social, economic, political and public health conditions and uncertainties, levels of unemployment, fuel, energy and food costs, wage rates, tax rates, interest rates, home values, consumer net worth and the availability of credit; changes in laws or regulations affecting our business including tariffs; uncertainties regarding the impact of any governmental responses to the foregoing conditions; competitive factors and pricing pressures; our ability to predict and respond to rapidly changing fashion trends and consumer demands; our ability to successfully open new stores as planned and our ability of any such new stores to grow and perform as expected; adverse weather, public health threats (including the global coronavirus (COVID-19) outbreak) or similar conditions that may affect our sales or operations; inventory risks due to shifts in market demand, including the ability to liquidate excess inventory at anticipated margins; and other factors discussed under “Risk Factors” in Part I, Item 1A  of the Company’s most recently filed annual report on Form 10-K and in other reports the Company files with or furnishes to the SEC from time to time.  The Company does not undertake to publicly update or revise the forward-looking statements even if experience or future changes make it clear that the projected results expressed or implied therein will not be realized. The Company is not responsible for any changes made to this press release by wire or Internet services.

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8100 Denmark Road

P.O. Box 34216

Charlotte, NC   28234

(704) 554-8510